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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        DATE OF REPORT: FEBRUARY 23, 2005
                        (Date of earliest event reported)

                              SUN COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)

MARYLAND                   COMMISSION FILE NO. 1-12616                38-2730780
(State of Organization)                                  (IRS Employer I.D. No.)

                               27777 FRANKLIN ROAD
                                    SUITE 200
                           SOUTHFIELD, MICHIGAN 48034
                    (Address of principal executive offices)

                                 (248) 208-2500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On February 23, 2005, Sun Communities, Inc. (the "Company") entered into employment agreements with Gary A. Shiffman (the Company's Chief Executive Officer), Brian W. Fannon (the Company's Chief Operating Officer) and Jeffrey P. Jorissen (the Company's Chief Financial Officer). The following brief description of these employment agreements is qualified in its entirety by reference to the full text of the agreements, copies of which are attached as Exhibits 10.1 through 10.3.

      Employment Agreement with Mr. Shiffman

      Mr. Shiffman's employment agreement is for an initial term ending December 31, 2011 and is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to this employment agreement, Mr. Shiffman is paid an annual base salary of $545,000, which will be increased by an annual cost of living adjustment beginning with calendar year 2006. In addition to his base salary and in accordance with the terms of his employment agreement, Mr. Shiffman is entitled to annual incentive compensation of up to 75% of his then current base salary if he satisfies certain individual and company performance criteria established from time to time by the Compensation Committee and Mr. Shiffman is entitled to annual incentive compensation of up to 25% of his then current base salary in the sole discretion of the Compensation Committee.

      The non-competition clauses of Mr. Shiffman's employment agreement preclude him from engaging, directly or indirectly: (a) in the real estate business or any ancillary business of the Company during the period he is employed by the Company; and (b) in the manufactured housing community business or any ancillary business of the Company for a period of eighteen months following the period he is employed by the Company. However, Mr. Shiffman's employment agreement does allow him to make passive investments relating to real estate in general or the housing industry in particular (other than in manufactured housing communities) during the period he is employed by the Company.

      Employment Agreement with Mr. Fannon

      Mr. Fannon's employment agreement is for an initial term ending December 31, 2009 and is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to this employment agreement, Mr. Fannon is paid an annual base salary of $403,700, which will be increased by an annual cost of living adjustment beginning with calendar year 2006. In addition to his base salary and in accordance with the terms of his employment agreement, Mr. Fannon is entitled to annual incentive compensation of up to 75% of his then current base salary if he satisfies certain individual and company performance criteria established from time to time by the Compensation Committee and Mr. Fannon is entitled to annual incentive compensation of up to 25% of his then current base salary in the sole discretion of the Compensation Committee. This employment agreement also provides Mr. Fannon with cash compensation based on the dividends resulting from, and the market prices on certain dates of, up to 25,000 shares of stock, 25% of which will be paid in 2007 and the balance of which depends on the compound annual growth rate of the Company's funds from operations during a certain period of time through 2009.

      The non-competition clauses of Mr. Fannon's employment agreements preclude him from engaging, directly or indirectly, in the real estate business or any ancillary business of the Company during the period he is employed by the Company and for a period of between twelve and twenty-four months thereafter.

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      Employment Agreement with Mr. Jorissen

      Mr. Jorissen's employment agreement is for an initial term ending December 31, 2010 and is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to this employment agreement, Mr. Jorissen is paid an annual base salary of $314,325, which will be increased by an annual cost of living adjustment beginning with calendar year 2006. In addition to his base salary and in accordance with the terms of his employment agreement, Mr. Jorissen is entitled to annual incentive compensation of up to 75% of his then current base salary if he satisfies certain individual and company performance criteria established from time to time by the Compensation Committee and Mr. Jorissen is entitled to annual incentive compensation of up to 25% of his then current base salary in the sole discretion of the Compensation Committee.

      The non-competition clauses of Mr. Jorissen's employment agreement preclude him from engaging, directly or indirectly, in the real estate business or any ancillary business of the Company during the period he is employed by the Company and for a period of eighteen months thereafter.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2005      SUN COMMUNITIES, INC.

                              By: /s/ Jeffrey P. Jorissen
                                  ---------------------------------------------
                                  Jeffrey P. Jorissen, Executive Vice President,
                                          Treasurer, Chief Financial Officer,
                                          and Secretary

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                              SUN COMMUNITIES, INC.
                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
10.1            Employment Agreement, dated February 23, 2005, by and between the Company and Gary A. Shiffman

10.2 Employment Agreement, dated February 23, 2005, by and between the Company and Brian W. Fannon

10.3 Employment Agreement, dated February 23, 2005, by and between the Company and Jeffrey P. Jorissen